CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 29, 2015, with respect to the financial statements and financial highlights of The Rx Funds Trust, including Rx Tactical Rotation Fund (formerly MAR Tactical Conservative Fund), Rx Traditional Allocation Fund (formerly MAR Tactical Aggressive Growth Fund), Rx MAR Tactical Moderate Growth Fund (formerly MAR Tactical Moderate Growth Fund) and Rx MAR Tactical Growth Fund (formerly MAR Tactical Growth Fund) (collectively, the Funds), included in the 2015 Annual Report to Shareholders on Form N-CSR of The Rx Funds Trust, which is incorporated by reference in this Post-Effective Amendment No. 12 to the Registration Statement No. 333-190593 on Form N-1A (the Registration Statement). We consent to the incorporation by reference of the aforementioned report in the Registration Statement and to the use of our name as it appears under the caption “Financial Highlights” in the Prospectus and under the captions “Independent Registered Public Accounting Firm and Counsel” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.